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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228,
333-45230 and 333-84592), on Form S-4 (333-56020) and on Form S-3 (Nos.
333-44617, 333-72523, 333-44314, 333-56688, 333-58838, 333-87594 and 333-101087)
of PLATO Learning, Inc. of our report dated December 27, 2002, except as to Note 17, which is as of January 8, 2003 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 27, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Minneapolis, Minnesota
January 28, 2003